Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Dynatronics Corporation and Subsidiary:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-53524, as amended, and 333-69057 and 333-206760) and on Form S-3 of our report dated September 28, 2015, with respect to the consolidated audited financial statements of Dynatronics Corporation and Subsidiary as of June 30, 2015 and 2014 and for the years then ended.

We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-3.

Salt Lake City, Utah
September 28, 2015